Exhibit 23.3

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the JDS FITEL, Inc. Stock Option Plan of our report dated August 24, 1998, with respect to the financial statements of Philips Optoelectronics, a division of Koninklijke Philips Electronics N.V. included in its Amendment No. 2 to the Current Report on Form 8-K/A dated August 25, 1998, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young Accountants



Eindhoven, the Netherlands
June 25, 1999